                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        _______________________________


                                  FORM 8-K/A


                                Current Report

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) December 1, 1997



                     EASTERN ENVIRONMENTAL SERVICES, INC.
                     ------------------------------------
                (Exact name of issuer as specified in charter)


    Delaware                            0-16102               59-2840783
(State or Other                       Commission           (I.R.S. Employer
Jurisdiction of                      File Number            Identification
 Incorporation)                                                 Number)


              1000 CRAWFORD PLACE, MT. LAUREL, NEW JERSEY  08054
                   (Address of principal executive offices)


                                 (609)235-6009
             (Registrant's telephone number, including area code)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
          -------------------------------------

     On December 1, 1997, Eastern Environmental Services, Inc. (the "Registrant") consummated the acquisition of Pine Grove, Inc. ("Pine Grove") pursuant to the terms of a Stock Purchase Agreement (the "Agreement") dated October 17, 1997, as amended November 26, 1997. The Agreement, between the Registrant and Delmarva Capital Technology Company ("Delmarva" or "Seller") provided for the acquisition of all of the outstanding shares of stock of Pine Grove, Inc. ("Pine Grove"), a wholly owned subsidiary of Delmarva. Pine Grove owns one hundred percent (100%) of the issued and outstanding shares of capital stock of Pine Grove Landfill, Inc. and Pine Grove Hauling Company. The Seller is not affiliated with the Registrant nor with any of the Registrant's subsidiaries. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Agreement and its subsequent amendment, which are incorporated as Exhibits 10.1 and 10.2, respectively.

     At closing under the Stock Purchase Agreement, Registrant purchased all of the outstanding stock of Pine Grove, Inc. for total consideration of approximately $46 million funded from working capital, borrowings under the Registrant's revolving credit facility, and the assumption of approximately $12 million of debt. The acquisition is accounted for using the "purchase" method of accounting.

    Pine Grove, Inc. owns the assets and liabilities relating to the Pine Grove landfill, a 174 acre Subtitle D solid waste disposal facility located in Eastcentral Pennsylvania. Pine Grove Hauling Company is an integrated waste collection company servicing residential and commercial customers. The acquired assets include collection vehicles, containers, landfill equipment, permits and real estate used in the operation of the landfill and hauling operations. The Registrant intends to continue to operate the business owned by Pine Grove, Inc. Substantially, all liabilities, including landfill closure and post-closure liabilities, were assumed by the Registrant.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA
        FINANCIAL INFORMATION AND EXHIBITS.
        -----------------------------------


(A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

     Report of Independent Auditors
     Consolidated Balance Sheet as of December 31, 1996
     Consolidated Statement of Operations for the Year Ended
          December 31, 1996
     Consolidated Statement of Changes in Stockholders' Equity for the Year
          Ended December 31, 1996
     Consolidated Statement of Cash Flows for the Year Ended December 31, 1996 Notes to Consolidated Financial Statements


     Consolidated Balance Sheet as of September 30, 1997 (Unaudited) Consolidated Statement of Operations for the Nine Months Ended September
          30, 1997 (Unaudited)
     Consolidated Statement of Cash Flows for the Nine Months Ended September
          30, 1997 (Unaudited)
     Selected Notes to Consolidated Financial Statements (Unaudited)

(B)  PRO FORMA FINANCIAL INFORMATION

     Pro Forma Consolidated Statement of Income for the Year Ended June 30, 1997
          (Unaudited)
     Pro Forma Consolidated Statement of Income for the Three Months Ended
          September 30, 1997 (Unaudited)
     Pro Forma Consolidated Balance Sheet as of September 30, 1997 (Unaudited)

(C)  EXHIBITS

10.1* Stock Purchase Agreement made as of October 17, 1997, by and between
      Delmarva Capital Technology Corporation and Eastern Environmental Services, Inc.

10.2* Amendment dated November 26, 1997 to Stock Purchase Agreement dated
      October 17, 1997, by and between Delmarva Capital Technology Corporation and Eastern Environmental Services, Inc.

23.1  Consent of Ernst & Young LLP

________________________________________________________________________________

*  Incorporated by reference

                 SIGNATURE
                 ---------

      Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Eastern Environmental Services, Inc.

Date: February 17, 1998             By: /s/ Gregory M. Krzemien
                                        ----------------------------------------
                                    Gregory M. Krzemien, Chief Financial Officer

                       Consolidated Financial Statements

                               Pine Grove, Inc.

                         Year ended December 31, 1996
                      with Report of Independent Auditors

                               Pine Grove, Inc.

                       Consolidated Financial Statements

                         Year ended December 31, 1996



                                    CONTENTS

Report of Independent Auditors................................................1

Audited Consolidated Financial Statements

Consolidated Balance Sheet....................................................2
Consolidated Statement of Operations..........................................4
Consolidated Statement of Changes in Stockholder's Equity.....................5
Consolidated Statement of Cash Flows..........................................6
Notes to Consolidated Financial Statements....................................7

                        Report of Independent Auditors


Stockholder
Pine Grove, Inc.

We have audited the accompanying consolidated balance sheet of Pine Grove, Inc. as of December 31, 1996, and the related consolidated statements of operations, changes in stockholder's equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Pine Grove, Inc. at December 31, 1996, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


December 12, 1997

                                               /s/ Ernst & Young LLP           1

                               Pine Grove, Inc.

                          Consolidated Balance Sheet

                               December 31, 1996



ASSETS
Current assets:
   Cash and cash equivalents                                          $ 3,844,663
   Cash restricted for redemption of bonds                                398,469
   Accounts receivable                                                  2,057,085
   Accounts receivable from parent company                                225,046
   Other current assets                                                   366,041
                                                                  ---------------
                                                                        6,891,304

Property and equipment:
   Land and landfill sites                                             27,527,357
   Buildings and leasehold improvements                                 1,234,947
   Vehicles                                                             4,756,822
   Machinery and equipment                                              4,550,955
   Furniture and fixtures                                                 362,699
                                                                  ---------------
                                                                       38,432,780
   Accumulated depreciation and amortization                           25,507,078
                                                                  ---------------
                                                                       12,925,702
Construction in progress                                                5,178,386
                                                                  ---------------
Net property and equipment                                             18,104,088

Funds held by trustees                                                  2,002,200
Intangible assets, net of accumulated amortization
   of $5,677,326                                                        6,285,321
Debt issuance costs, net of accumulated amortization
   of $51,125                                                             450,160
Other assets                                                              137,289
                                                                  ---------------
Total assets                                                          $33,870,362
                                                                  ===============

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
   Accounts payable                                                   $   160,186
   Accounts payable to parent company                                     121,448
   Accrued expenses and other current liabilities                       1,169,010
   Variable rate demand bonds                                          13,500,000
   Current portion of accrued landfill closure costs                      691,527
   Current portion of long-term debt                                      312,538
   Current portion of long-term debt to parent company                    470,904
                                                                   --------------
                                                                       16,425,613

Accrued landfill closure costs                                          1,599,975

Long-term debt                                                            648,544

Long-term debt to parent company                                        1,365,164

Other                                                                     593,181


Stockholder's equity:
    Common stock, $1 par value, 1,000 shares
      authorized, issued, and outstanding                                   1,000
    Paid-in capital                                                    20,469,721
    Retained earnings (deficit)                                        (7,232,836)
                                                                  ---------------
Total stockholder's equity                                             13,237,885
                                                                  ---------------
Total liabilities and stockholder's equity                            $33,870,362
                                                                  ===============

See accompanying notes.

                               Pine Grove, Inc.

                     Consolidated Statement of Operations

                         Year ended December 31, 1996


Revenues                                                                  $   14,144,074
Cost of revenues                                                               9,595,299
Selling, general, and administrative expenses                                    808,420
Depreciation and amortization                                                  4,858,678
                                                                       -----------------
Operating loss                                                                (1,118,323)

Interest income                                                                  481,506
Interest expense                                                                (575,881)
Other income                                                                      34,484
                                                                       -----------------
Loss before income taxes                                                      (1,178,214)
Income tax benefit                                                               320,931
                                                                       -----------------
Net loss                                                                  $     (857,283)
                                                                       =================


See accompanying notes.

                               Pine Grove, Inc.

           Consolidated Statement of Changes in Stockholder's Equity

                         Year ended December 31, 1996


                                                                     RETAINED
                                     COMMON          PAID-IN         EARNINGS
                                     STOCK           CAPITAL         (DEFICIT)          TOTAL
                               ------------------------------------------------------------------
Balance at December 31, 1995             $1,000     $21,097,943      $(6,375,553)     $14,723,390
Distributions to parent
   company                                    -        (628,222)               -         (628,222)
Net loss                                      -               -         (857,283)        (857,283)
                               ------------------------------------------------------------------
Balance at December 31, 1996             $1,000     $20,469,721      $(7,232,836)     $13,237,885
                               ==================================================================

                                Pine Grove, Inc.

                      Consolidated Statement of Cash Flows

                          Year ended December 31, 1996


NET LOSS                                                                      $ (857,283)
Adjustments to reconcile net loss to net cash provided by
     operating activities:
          Depreciation                                                         4,425,328
          Amortization                                                           433,350
          Landfill closure expense                                               220,991
          Deferred income taxes                                                   74,154
          Accounts receivable                                                   (512,800)
          Accounts receivable from parent company                               (219,645)
          Accounts payable                                                       (68,213)
          Accounts payable to parent company                                     (13,717)
          Other, net                                                           1,007,945
                                                                       -----------------
Net cash provided by operating activities                                      4,490,110

CASH FLOWS FROM INVESTING ACTIVITIES
Capital additions                                                             (5,012,279)
Net decrease in bond proceeds held in trust funds                              4,723,352
                                                                       -----------------
Net cash used by investing activities                                           (288,927)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on variable rate demand bonds                                        (1,500,000)
Payments on other long-term debt                                                (351,623)
Payments on long-term debt to parent company                                    (386,321)
Borrowings of long-term debt from parent company                                 993,340
Waste hauling acquisition note payments                                         (255,000)
Distributions to parent company                                                 (628,222)
Funds restricted for future redemption of bonds                                  (23,394)
                                                                       -----------------
Net cash used by financing activities                                         (2,151,220)
                                                                       -----------------
Net increase in cash and cash equivalents                                      2,049,963
Cash and cash equivalents at beginning of year                                 1,794,700
                                                                       -----------------
Cash and cash equivalents at end of year                                     $ 3,844,663
                                                                       =================

See accompanying notes.

                               Pine Grove, Inc.

           Consolidated Statement of Changes in Stockholder's Equity

                         Year ended December 31, 1996


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Pine Grove, Inc. ("the Company") operates a landfill and provides waste hauling services in Pennsylvania. The Company is a wholly-owned subsidiary of Delmarva Capital Technology Company (DCTC), the ultimate parent of which is Delmarva Power and Light Company (DP&L).

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions regarding the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Such estimates include the Company's accounting for closure and post-closure obligations, amortization of landfill development costs, and estimates of reserves such as the allowance for doubtful accounts.

CASH AND CASH EQUIVALENTS

The Company considers highly liquid investments with an original maturity of three months or less to be cash equivalents.

PROPERTY AND EQUIPMENT

Property and equipment is stated on the basis of cost. The Company provides depreciation over the estimated useful lives of the assets using the straight-line method for its property and equipment.

The Company capitalizes interest costs as part of the cost of developing landfill sites and constructing disposal space. Interest costs of approximately $310,000 were capitalized for the year ended December 31, 1996.

FUNDS HELD BY TRUSTEES

Funds held by trustees include unexpended, restricted, tax-exempt bond proceeds. Earnings on such trust funds are also reflected in the balance.

                               Pine Grove, Inc.

           Consolidated Statement of Changes in Stockholder's Equity

                         Year ended December 31, 1996


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INTANGIBLE ASSETS

Intangible assets include goodwill, the cost of a landfill expansion agreement, and other intangible assets. Goodwill and the cost of a landfill expansion agreement are being amortized using the unit of depletion method based on the estimated cubic yards of the related landfill capacity to be utilized. Other intangible assets are being amortized using the straight-line method over their estimated useful lives ranging from five to fourteen years.

LANDFILL CLOSURE

Accrued landfill closure costs include the cost of closure and post-closure monitoring and maintenance of landfills, as well as, environmental and remediation costs, all of which are estimated based on currently available facts, existing technology and interpretation of presently enacted laws and regulations. The Company recognizes these costs on the unit-of-production method based on consumed airspace in relation to management's estimate of total available airspace.

REVENUE RECOGNITION

The Company recognizes revenue upon receipt and acceptance of waste material at its landfill and upon collection of waste material at its waste hauling and collection operation. Amounts billed prior to services being performed are included in accrued expenses and other current liabilities as deferred revenue.

CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash and cash equivalents, and funds held by trustees. The Company places its cash and cash equivalents with high quality financial institutions and limits the amount of credit exposure to any one institution. The funds held by trustees are invested with one institution.

                               Pine Grove, Inc.

           Consolidated Statement of Changes in Stockholder's Equity

                         Year ended December 31, 1996


2. ACQUISITION OF WASTE HAULING OPERATIONS

Prior to 1993, the Company purchased the stock or assets of two waste hauling operations located in Pennsylvania. As of December 31, 1996, remaining payments related to the waste hauling acquisitions are scheduled as follows:

        1997                                         $270,000
        1998                                          153,333
        1999                                          140,000
        2000                                          130,000
                                                -------------
                                                      693,333
        Less: amount representing interest            (83,003)
                                                -------------
        Present value of deferred obligations        $610,330
                                                =============

The current portion of the above present value of deferred obligations of $232,315 is included in other current liabilities with the remainder of $378,015 being classified as other long-term liabilities.

3. LONG-TERM DEBT AND CREDIT AGREEMENTS

In August 1995, the Schuylkill County Industrial Development Authority issued, on behalf of the Company, $15 million of tax-exempt variable rate demand bonds due on demand or at maturity on October 1, 2019. The bonds currently bear interest at a daily rate as determined by the remarketing agent. However, at the option of the Company, the interest rate on the bonds may be converted to a weekly rate, a monthly rate, a term rate or commercial paper rates as determined from time to time in accordance with the indenture.

Proceeds from the bonds are being used for (i) construction of new landfill pads, (ii) capping filled sections of landfill pads, (iii) acquisition of vehicles and equipment for landfill operations, (iv) construction of a leachate treatment plant, (v) other miscellaneous capital expenditures associated with the operation of the landfill, and (vi) bond issuance costs.

In connection with the delivery of the bonds, the Company's bank caused an irrevocable direct pay letter of credit to be delivered to the Trustee in the maximum stated amount of $15.2 million. The purpose of this letter of credit is to provide collateral for the payment of the principal and interest on the bonds.

                               Pine Grove, Inc.

           Consolidated Statement of Changes in Stockholder's Equity

                         Year ended December 31, 1996


3. LONG-TERM DEBT AND CREDIT AGREEMENTS (CONTINUED)

Long-term debt consisted of the following at December 31, 1996:

               Tax-exempt variable rate demand revenue
                bonds with $1.5 million of principal
                redeemed annually through the year 2005
                and interest payable monthly at a variable
                rate (3.55% average in 1996)                     $13,500,000
               Debt due to DCTC payable in quarterly
                installments through the year 2001,
                interest rates ranging from 8.75% to 10.25%        1,836,068
               Acquisition notes payable in monthly
                installments through the year 1999,
                interest rates ranging from 9.2% to prime
                rate plus 1.5% (9.75% at December 31, 1996)          675,319
               Capitalized equipment lease obligations
                with interest rates varying between 7.0%
                and 11.2%, payable in varying monthly
                installments through the year 1998                   218,989
               Other debt, payable monthly through the
                year 2000, interest rates ranging between
                8.0% and 8.5% at December 31, 1996                    66,774
                                                             ---------------
                                                                  16,297,150
               Less current portion and due on demand             14,283,442
                                                             ---------------
                                                                 $ 2,013,708
                                                             ===============

The aggregate scheduled principal payments on long-term debt outstanding as of December 31, 1996 are as follows:

               1997                                             $14,283,442
               1998                                                 871,165
               1999                                                 747,112
               2000                                                 325,650
               2001                                                  69,781
                                                            ---------------
                                                                $16,297,150
                                                            ===============

                               Pine Grove, Inc.

3. LONG-TERM DEBT AND CREDIT AGREEMENTS (CONTINUED)

Substantially all of the Company's assets, as well as a pledge of the common stock of the Company, represent secured collateral for the guarantee of certain parent company debt. Interest paid on indebtedness, net of capitalized amount, for the year ended December 31, 1996 was approximately $620,000.

4. ACCRUED LANDFILL CLOSURE

State and federal laws and regulations require that the Company place final cover on all fully used areas of the landfill and perform certain maintenance and monitoring functions, which include gas and leachate monitoring and facility maintenance, at the site for thirty years after final closure. Closure will be incurred as each section of the landfill is filled, and post-closure costs will be incurred after the date the landfill stops accepting waste. The Company accrues closure and post-closure costs (included in costs of sales on the statement of operations) based on landfill capacity used each year.

At December 31, 1996, approximately 28.4 acres of the landfill have been placed into service of which 88% has been utilized. The Company has capped 15.9 acres through December 31, 1996, at a cost of approximately $1.8 million. The estimated capping costs associated with closing the remaining acreage utilized through December 31, 1996 is $1.0 million.

Total post-closure costs related to the current permitted area and the area currently in the permitting process are estimated to be $3.8 million. As of December 31, 1996, 34% of the landfill's estimated total capacity has been filled and a corresponding liability of $1.3 million has been recorded.

The Solid Waste Management Act of 1980 requires all landfills operating within the Commonwealth of Pennsylvania to post closure bonds in amounts determined by the Pennsylvania Department of Environmental Protection. The Company has met this requirement for the landfill by providing a $3.4 million letter of credit as of December 31, 1996.

5. LEASES

The Company leases operating equipment and office space under various noncancelable lease agreements which expire at various dates through August 2000.

                               Pine Grove, Inc.

5. LEASES (CONTINUED)

Future minimum lease payments for the leases with remaining noncancelable lease terms in excess of one year at December 31, 1996 are as follows:

                                                             CAPITAL        OPERATING
                         YEARS                                LEASES          LEASES
                       ----------                        --------------------------------
                          1997                                  $113,791        $109,200
                          1998                                   121,882          62,500
                          1999                                         -          62,500
                          2000                                         -          41,700
                                                        ----------------
Total minimum lease payments                                     235,673        $275,900
                                                                        ================
Less: amount representing interest                                16,684
                                                        ----------------
Present value of net minimum lease payments                     $218,989
                                                        ================

The net book value of leased equipment at December 31, 1996 was $260,504.

Amortization of capital lease equipment, which is included in depreciation expense, was $64,862 for the year ended December 31, 1996. Operating lease rental expense for the year ended December 31, 1996 was $120,357.

6. INCOME TAXES

The results of the Company's operations are included in the consolidated federal income tax return of DP&L. Inclusion of the Company's operations for the year ended December 31, 1996 had the effect of decreasing current income tax liabilities of the consolidated group by approximately $321,000. The Company reimburses or receives payments for such increase or reductions from other members of the consolidated group which generate the taxable income (loss). Such payments are made or received to the extent that the consolidated group is able to utilize the tax benefits generated.

The Commonwealth of Pennsylvania (PA) has reinstated the net operating loss
(NOL) deduction for taxable years beginning in 1995. NOL's from tax years 1989 through 1994 may be utilized until year 1997 subject to an annual $1 million maximum deduction. As of December 31, 1996, the Company has PA NOL carryforwards of $4.8 million of which $1.1 million may be utilized.

                               Pine Grove, Inc.

6. INCOME TAXES (CONTINUED)

The components of the income tax benefit for the year ended December 31, 1996 are as follows:

          Income tax (benefit) expense:
          Federal:
                  Current                                    $(395,085)
                  Deferred                                     103,426
                  State:
                  Current                                            -
                  Deferred                                     (29,272)
                                                    ------------------
          Total income tax benefit                           $(320,931)
                                                    ==================

The following is a reconciliation of the difference between income tax benefit and the amount computed by multiplying income from operations before tax by the federal statutory rate of 35%:

          Statutory income tax expense                          $(412,375)
          Increase (decrease) in taxes resulting from:
                 Prior period income taxes                        (63,671)
                 State tax, net of federal income tax              15,416
                 Amortization of goodwill                         103,403
                 Other, net                                        36,296
                                                       ------------------
          Income tax benefit                                    $(320,931)
                                                       ==================

                               Pine Grove, Inc.

6. INCOME TAXES (CONTINUED)

The tax effect of temporary difference which give rise to the Company's deferred tax asset at December 31, 1996 is as follows:

               Deferred tax assets:
                State net operating losses                      $ 403,427
                  Valuation allowance                            (270,289)
                  Property basis                                  283,970
                  Depreciation                                    370,866
                  Reserve for bad debt                             41,213
                  Other                                                48
                                                       ------------------
               Total deferred tax assets                          829,235
                                                       ------------------

               Deferred tax liabilities:
                  Property basis
                  Depreciation                                   (669,605)
                  Closure costs                                   (50,292)
                  Other                                            (2,501)
                                                       ------------------
               Total deferred tax liabilities                    (722,398)
                                                       ------------------
               Total deferred taxes, net                        $ 106,837
                                                       ==================

The valuation allowance relates to state NOL's currently projected not to be utilized. Net income tax refunds for the year ended December 31, 1996 were approximately $87,000.

7. COMMITMENTS

At December 31, 1996, $2.4 million of certain performance bonds and letters of credit have been issued on behalf of the Company. These performance bonds and letters of credit are required by municipalities disposing trash at the landfill and for municipal hauling contracts, which usually extend for periods of 1 to 5 years. The surety company that has issued the performance bonds and the bank that has issued the letters of credit are indemnified by the Company against any losses and expenses.

The Company is involved in various other legal and administrative proceedings within the normal course of its operations. In the opinion of management, the ultimate disposition of these matters will not have a material effect on the Company's financial position or results of operations.

                               Pine Grove, Inc.

8. RELATED PARTY TRANSACTIONS

Selling, general, and administrative and expenses include salaries and related fringe benefit costs of personnel employed by the Company and engaged on a full-time basis in the management and operation of the Company as well as similar costs of personnel employed by DP&L and engaged on a less than full-time basis to provide services to the Company whose costs are allocated or charged to the Company. The Company reimburses DP&L for the cost of all services provided by DP&L, including payroll and related services, for the benefit of the Company. The Company recorded payroll expense and miscellaneous administrative and general expenses allocated or charged from DP&L of approximately $450,000 for the year ended December 31, 1996.

9. CHANGE IN ACCOUNTING ESTIMATE

In January 1996, the Company extended the estimated useful life of certain property and equipment. In the opinion of management, this change better reflects the estimated period that these assets will provide economic benefits to the operations of the Company. The effect of this change in accounting estimate reduced depreciation expense on these assets by approximately $185,000 for the year ended December 31, 1996.

10. SUBSEQUENT EVENT

On December 1, 1997, all of the outstanding stock of the Company was purchased by Eastern Environmental Services, Inc. for total consideration of approximately $46,000,000.

                                PINE GROVE, INC.

                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)

ASSETS
Current Assets:
 Cash and cash equivalents                            $  3,863,077
 Cash restricted for redemption of bonds                   777,216
 Accounts receivable                                     2,043,212
 Other current assets                                      342,259
                                                      ------------
Total current assets                                     7,025,764

Property and equipment                                  45,341,598
Accumulated depreciation                               (28,688,728)
                                                      ------------

Total property, plant and equipment, net                16,652,870

Intangible assets                                       11,962,647
Accumulated amortization                                (6,000,855)
                                                      ------------
Intangible assets, net                                   5,961,792

Debt issuance costs, net                                   390,500
Other assets, net                                           64,978
                                                      ------------
Total assets                                          $ 30,095,904
                                                      ============

See accompanying notes.

                                PINE GROVE, INC.

                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                  (UNAUDITED)
                                  (continued)



LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Current portion of long-term debt                      $   364,698
 Variable rate demand bonds                              12,000,000
 Accounts payable                                           207,398
 Accrued interest payable                                    38,000
 Correct portion of accrued landfill closure costs        1,552,831
 Accrued liabilities                                      1,251,732
                                                        -----------

Total current liabilities                                15,414,659

 Deferred income taxes                                      138,035
 Accrued landfill closure and post-closure costs          1,251,637
 Long-term debt                                             358,100
                                                        -----------

Total liabilities                                         1,747,772
                                                        -----------
Stockholders' equity:
 Common stock $1 par value, 1,000 shares
  authorized issued and outstanding                           1,000
 Paid-in capital                                         20,469,721
 Retained earnings (deficit)                             (7,537,248)
                                                        -----------
                                                         12,933,473
                                                        -----------

Total liabilities and stockholders' equity              $30,095,904
                                                        ===========

                                PINE GROVE, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)

Revenues                                               $10,474,133
Cost of revenues                                         6,318,327
Selling, general, administrative expenses                  653,236
Depreciation and amortization                            3,810,461
                                                       -----------

Operating loss                                            (307,891)

Interest income                                            256,305
Interest expense                                          (337,748)
Other income                                                40,238
                                                       -----------
Loss before income taxes                                  (349,096)
Income tax benefit                                          44,684
                                                       -----------
Net loss                                               $  (304,412)
                                                       ===========

See accompanying notes.

                                PINE GROVE, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997
                                  (UNAUDITED)


CASH FLOWS FROM OPERATING ACTIVITIES
NET LOSS                                                        $  (304,412)
Adjustments to reconcile net loss to net cash provided by
 operating activities:
      Depreciation                                                3,490,746
      Amortization                                                  319,715
      Landfill closure expense                                      512,966
      Deferred income taxes                                         244,870
      Accounts receivable                                           238,919
      Accounts payable                                              (74,236)
      Other, net                                                   (419,727)
                                                                -----------
Net cash provided by operating activities                         4,008,841

CASH FLOWS FROM INVESTING ACTIVITIES
Capital additions                                                (2,039,528)
Net decrease in bond proceeds held in trust funds                 2,002,200
                                                                -----------
Net cash used by investing activities                               (37,328)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on variable rate demand bonds                           (1,500,000)
Payments on other long-term debt                                   (238,284)
Payments on long-term debt to parent company                     (1,836,068)
Funds restricted for future redemption of bonds                    (378,747)
                                                                -----------
Net cash used by financing activities                            (3,953,099)
                                                                -----------
Net increase in cash and cash equivalents                            18,414
Cash and cash equivalent at beginning of the year                 3,844,663
                                                                -----------
Cash and cash equivalent at the end of the period               $ 3,863,077
                                                                ===========

                                PINE GROVE, INC.

              SELECTED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               SEPTEMBER 30, 1997
                                  (UNAUDITED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Pine Grove, Inc. ("the Company") operates a landfill and provides waste hauling services in Pennsylvania. The Company is a wholly-owned subsidiary of Delmarva Capital Technology Company (DCTC), the ultimate parent of which is Delmarva Power and Light Company (DP&L).

USE OF ESTIMATE

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions regarding the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. Such estimates include the Company's accounting for closure and post-closure obligations, amortization of landfill development costs, and estimates of reserves such as the allowances for doubtful accounts.

INTERIM FINANCIAL STATEMENTS

The condensed interim financial statements reflect all adjustments (which include only normal recurring adjustments), which in the opinion of management, are necessary to present fairly the financial position at September 30, 1997, and results of operations for the nine months then ended. The results of operations for the period ended September 30, 1997, are not necessarily indicative of the operating results for a full year.

2. SUBSEQUENT EVENT

On December 1, 1997, all of the outstanding stock of the Company was purchased by Eastern Environmental Services, Inc. for total consideration of approximately $46 million.

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                        FOR THE YEAR ENDED JUNE 30, 1997
                 AND THE THREE MONTHS ENDED SEPTEMBER 30, 1997

     The following unaudited pro forma consolidated statements of income for the year ended June 30, 1997 and the three months ended September 30, 1997 give effect to (i) the acquisition on August 15, 1997 of all the outstanding stock of Harford Disposal, Inc. ("Harford") by Eastern Environmental Services, Inc. (the "Registrant") with immediately thereafter, all of the outstanding stock of Pappy, Inc. being purchased by Harford for total consideration paid by Eastern Environmental Services, Inc. of approximately $12,000,000. Harford's only activity was the acquisition of Pappy, Inc. and therefore Pappy, as the predecessor company, constitutes the business acquired by the Registrant; (ii) the acquisition on August 20, 1997 of all the outstanding stock of Soil Remediation of Philadelphia, Inc. ("SRP") by the Registrant for consideration consisting of 270,000 unregistered shares of the Registrant's common stock valued at $15.625 per share. Simultaneously, with the closing of the SRP transaction, the Registrant and its wholly owned subsidiary, Eastern Environmental Services, Inc. of Fairless Hill, Inc. ("EESI of Fairless"), entered into an Agreement (the "Fairless Hills Agreement") dated August 20, 1997 with USA Waste Services, Inc. ("USA Waste"), USA Waste of Fairless Hills, Inc. ("USA Fairless"), Clean Soils of Fairless Hills, Inc. ("Clean Soils Fairless") to evidence a transaction under which EESI of Fairless will acquire all stock of Clean Soils Fairless and USA Fairless, two companies under common ownership with SRP by USA Waste. The closing of the acquisition of the stock of Clean Soils Fairless and USA Fairless are pending upon satisfaction of certain normal conditions which the Registrant believes will be resolved; and (iii) the acquisition of Pine Grove, Inc. ("Pine Grove") pursuant to the terms of a Stock Purchase Agreement for consideration of $46 million including the assumption of approximately $12 million of debt.

     The following unaudited pro forma consolidated Statement of Income for the year ended June 30, 1997 and the three months ended September 30, 1997 gives effect to the aforementioned transactions as if the transactions had occurred on July 1, 1996. The following unaudited pro forma financial data may not be indicative of what the results of operations or financial position of Eastern Environmental Services, Inc. would have been, had the transactions to which such data gives effect had been completed on the date assumed, nor are such data necessarily indicative of the results of operations or financial position of Eastern Environmental Services, Inc. that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the consolidated financial statements and notes of Eastern Environmental Services, Inc. as of June 30, 1997 and for each of the three years in the period then ended and the historical financial statements of Pine Grove, Inc. appearing elsewhere in this filing.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME FOR
                          THE YEAR ENDED JUNE 30, 1997

                               Eastern                                                                                 Pro
                            Environmental                                                            Pro Forma        Forma
                           Services, Inc.   Pappy, Inc.       SRP       Clean Soils    Pine Grove   Adjustments    Consolidated
                           --------------   -----------       ---       -----------    ----------   -----------    -------------
Revenues                      $79,625,420    $2,803,860  $ 3,649,026    $1,513,224     $14,559,569  $ --             $102,151,009

Cost of revenues               53,130,199       910,970    6,944,870     1,755,047       9,804,650          411 (1)    72,546,147

Selling, general and
administrative expenses        12,778,548       430,787      704,137       165,768       1,274,391      (86,918)(2)    15,266,713

Depreciation and                4,742,370       107,914      975,224       299,068       4,727,837      745,434 (1)     8,033,682
 amortization                                                                                        (1,256,280)
                                                                                                     (2,307,885)(5)
Merger costs                    3,336,792            --           --            --              --           --         3,336,792
                              -----------    ----------  -----------    ----------     -----------  -----------         ---------
------------------------------------------------------------------------------------------------------------------------------------

Operating income (loss)         5,637,511     1,354,189   (4,975,205)     (706,659)     (1,247,309)   2,905,238         2,967,765

Interest (expense) income,     (2,662,729)       13,717           --            --        (151,454)       9,750 (3)    (4,766,716)
 net                                                                                                 (1,976,000)(6)

Other income (expense), net       508,778           552           --            --          58,372           --           562,702
                              -----------    ----------  -----------    ----------     -----------  -----------          --------

Income (loss) before            3,483,560     1,368,458   (4,975,205)     (706,659)     (1,340,391)     938,988        (1,231,249)
 income taxes

Income tax (expense)           (1,341,205)           --    1,990,082       282,664         507,532   (2,124,328)(7)      (685,255)
 benefit                      -----------    ----------  -----------    ----------     -----------  -----------       -----------

Net income (loss)             $ 2,142,355    $1,368,458  $(2,985,123)   $( 423,995)    $  (832,859) $(1,195,340)      $(1,916,504)
                              ===========    ==========  ===========    ==========     ===========  ===========       ===========

Net income (loss) per share                                                                                                 $(.14)

Weighted average number of
 shares outstanding                                                                                                    14,034,994(8)
                                                                                                                      ===========

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
                    INCOME FOR THE YEAR ENDED JUNE 30, 1997

(1) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Pappy had been completed on July 1, 1996 net of historical depreciation and amortization expense of Pappy and to reflect the Company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

(2) To eliminate intercompany administrative charges related directly to cost sharing arrangements provided by Pappy's prior parent, which were terminated as a result of the purchase transaction.

(3) To eliminate interest expense of $9,750 related to debt of Pappy, Inc. not acquired by the Registrant.

(4) To adjust depreciation and amortization expense for the change in the basis of property, equipment and intangible assets as if the purchase of SRP and Clean Soils had been completed on July 1, 1996 net of historical depreciation and amortization expense of SRP and Clean Soils.

(5) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Pine Grove had been completed on July 1, 1996 net of historical depreciation and amortization expense of Pine Grove and to reflect the company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

(6) To record additional interest expense of $1,976,000 from borrowings (at the Company's average borrowing rate of 8.5% under the Company's revolving credit facility) of approximately $27 million was incurred to consummate the acquisition of Pine Grove, net of historical interest expense of $318,000, excluding interest or debt assumed.

(7) The Company's pro forma effective tax provision is after consideration of state income taxes and federal and state income taxes related to the termination of Sub "S" status of certain companies acquired accounted for as pooling of interests.

(8) For the purposes of determining pro forma earnings per share, the issuance of shares of Common Stock as consideration for the purchase of assets and the shares issued relating to the merger, respectively, were considered to have been outstanding from July 1, 1996.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME FOR
                   THE THREE MONTHS ENDED SEPTEMBER 30, 1997


                                         Eastern                                                     Pro
                                      Environmental                    Pine       Pro Forma         Forma
                                      Services, Inc.    Pappy, Inc.    Grove     Adjustments    Consolidated
                                      --------------    -----------    -----     -----------    ------------
Revenues                                $34,537,908      $197,131    $4,006,830   $       --     $38,741,869

Cost of revenues                         21,921,935        92,161     2,282,381           --      24,296,477

Selling, general and                      5,297,123        86,012       325,689      (10,775) (2)  5,698,049
administrative expenses

Depreciation and amortization             2,280,676        11,300     1,407,759      140,158  (1)  2,975,712
                                                                                    (864,181) (4)

Merger costs                                500,000            --            --           --         500,000
                                        -----------      --------    ----------   ----------      ----------

Operating income (loss)                   4,538,174         7,658        (8,999)     734,798       5,271,631

Interest (expense) income, net             (660,842)        1,109        (4,672)       1,197  (3) (1,089,193)
                                                                                    (425,985) (5)

Other income, net                           235,840           600         5,250           --         241,690
                                        -----------      --------    ----------   ----------      ----------

Income (loss) before income taxes         4,113,172         9,367        (8,421)     310,010       4,424,128

Income tax (expense) benefit             (1,781,000)           --       (35,763)     (29,237) (6) (1,846,000)
                                        -----------      --------    ----------   ----------      ----------

Net income (loss)                       $ 2,332,172      $  9,367    $  (44,184)  $  280,773      $2,578,128
                                        ===========      ========    ==========   ==========      ==========

Net income (loss) per share                                                                       $      .12
                                                                                                  ==========
Weighted average number of
shares outstanding                                                                                21,843,487 (7)
                                                                                                  ==========

             NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
              INCOME FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997


(1) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Pappy had been completed on July 1, 1996 net of historical depreciation and amortization expense of Pappy and to reflect the Company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

(2) To eliminate intercompany administrative charges related directly to cost sharing arrangements provided by Pappy's prior parent, which were terminated as a result of the purchase transaction.

(3) To eliminate interest expense of $1,197 related to debt of Pappy, Inc. not acquired by the Registrant.

(4) To adjust depreciation and amortization expense for the change in the basis of property, equipment, landfill site costs and intangible assets as if the purchase of Pine Grove had been completed on July 1, 1996 net of historical depreciation and amortization expense of Pine Grove and to reflect the company's methodology of amortizing landfill site costs and closure and post-closure costs. Landfill site costs and closure and post-closure costs are amortized based upon consumed airspace using the unit-of-production method of airspace filled during the period in relation to estimates of total available airspace.

(5)  To record additional interest expense of $425,985 from borrowings
     (at the Company's average borrowing rate of 7.25% under the Company's revolving credit facility), of approximately $27 million was incurred to consummate the acquisition of Pine Grove, net of historical interest expense of $63,390, excluding interest expense on debt assumed.

(6) The Company's pro forma tax provision reflects an effective rate of 44% considering federal and state income taxes and the effect of certain non-deductible costs principally relating to acquisitions consummated.

(7) For the purposes of determining pro forma earnings per share, the issuance of shares of Common Stock as consideration for the purchase of assets and the shares issued relating to the merger, respectively, were considered to have been outstanding from July 1, 1997.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997


The following unaudited pro forma consolidated balance sheet at September 30, 1997 gives effect to the acquisition of Pine Grove, Inc. ("Pine Grove") pursuant to the terms of a Stock Purchase Agreement dated October 17, 1997 as amended on November 26, 1997. The total consideration for the acquisition of Pine Grove included $34.3 million in cash and the assumption of $11.7 million of debt. The above transactions are presented as if they had occurred on September 30, 1997.

The following unaudited pro forma financial data may not be indicative of what the financial condition of EESI would have been, had the transactions to which such data gives effect been completed on the date assumed, nor are such data necessarily indicative of the financial condition of EESI that may exist in the future. The following unaudited pro forma information should be read in conjunction with the notes thereto, the other pro forma financial statements and notes thereto, and the historical financial statements and notes of Eastern Environmental Services, Inc. as filed in the Company's annual report filed on Form 10-K for the three years ended June 30, 1997 and the historical financial statements of Pine Grove, Inc. appearing elsewhere in this filing.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997


                                              Eastern
                                           Environmental       Pine       Pro Forma        Pro Forma
                                          Services, Inc.       Grove      Adjustments      As Adjusted
                                          ---------------  ------------   -----------      -----------
Assets
Current Assets

   Cash and cash equivalents..............  $ 16,833,766   $ 3 ,863,077  $(7,300,000)(2)   $ 10,279,136
                                                                          (3,117,707)(1)
   Cash restricted for redemption
     of bonds.............................            --        777,216     (777,216)(1)             --
   Accounts receivable, net of
     allowance............................    19,187,277      2,043,212     (651,799)(1)     20,578,690
   Deferred income taxes..................     4,099,014             --           --          4,099,014
   Prepaid expenses and other current
     assets...............................      2,831,378       342,259     (175,824)(1)      2,997,813
                                            -------------  ------------  -----------       ------------
     Total current assets.................     42,951,435     7,025,764  (12,022,546)        37,954,653
Net property, plant & equipment...........     90,612,139    16,652,870   18,389,327 (1)    125,654,336
Excess cost over fair market value of
   net assets acquired....................     60,671,451            --   13,497,009 (1)     74,168,460
Intangible assets, net....................     13,816,644     5,961,792   (5,895,465)(1)     13,882,971
Notes receivable from stockholders /
   officers...............................        432,902            --           --            432,902
Other assets..............................      2,107,932       455,478      (65,011)(1)      2,498,399
                                            -------------  ------------  -----------      -------------
     Total assets.........................  $ 210,592,503  $ 30,095,904  $13,903,314      $ 254,591,721
                                            =============  ============  ===========      =============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
   Current maturities on long-term
     debt.................................  $   1,016,469  $    364,698  $  (269,657)(1)  $   1,111,510
   Variable rate demand bonds.............             --    12,000,000  (12,000,000)(1)             --
   Current maturities of obligations
     under capital leases.................      1,143,329            --           --          1,143,329
Accounts payable..........................      9,282,029       207,398      398,742 (1)      9,888,169
Accrued expenses and other current
   liabilities............................     10,597,623     1,289,732      930,513 (1)     12,817,868
Deferred revenue..........................      2,733,977            --       62,792 (1)      2,796,796
Income taxes payable......................      2,040,623            --           --          2,040,623
Current portion of accrued landfill
   closure and other environmental
   costs..................................      2,028,000     1,552,831     (740,831)(1)      2,840,000
                                            -------------  ------------  -----------      -------------
     Total current liabilities............     28,842,050    15,414,659  (11,618,441)        32,638,268
                                            -------------  ------------  -----------      -------------
Deferred income taxes.....................      6,249,590       138,035     (138,035)(1)      6,249,590

                                                                          11,341,900 (1)
Long-term debt............................      8,791,482       358,100   27,000,000 (2)     47,491,482

Capital lease obligations--
   long-term..............................      1,378,815            --            -          1,378,815
Accrued landfill closure and other
   environmental costs....................      7,415,162     1,251,637      251,363 (1)      8,918,162
Other long-term liabilities...............     13,917,801            --           --         13,917,801

Stockholders' equity
   Common stock...........................        220,314         1,000       (1,000)(1)        220,314
   Additional paid-in capital.............    140,459,379    20,469,721  (20,469,721)(1)    140,459,379
   Retained earnings (deficit)............      3,394,169    (7,537,248)   7,537,248 (1)      3,394,169
   Less treasury stock at cost--
     39,100 common shares.................        (76,259)           --           --            (76,259)
                                            -------------  ------------  -----------      -------------
     Total stockholders' equity...........    143,997,603    12,933,473  (12,933,473)       143,997,603
                                            -------------  ------------  -----------      -------------
     Total liabilities and stockholders'
        equity............................   $210,592,503  $ 30,095,904  $13,903,314      $ 254,591,721
                                          ===============  ============  ===========      =============

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997

(1) On December 1, 1997, all of the outstanding stock of Pine Grove, Inc. ("Pine Grove") was acquired by Eastern Environmental Services, Inc. for total consideration paid by Eastern Environmental Services, Inc. of approximately $46,000,000. The acquisition has been accounted for under the purchase method. Pursuant to the terms of the Stock Purchase Agreement, certain property, equipment, intangible assets, other assets and working capital were acquired and certain liabilities were assumed for consideration of $ 34.3 million in cash and the assumption of approximately $11.7 million in debt. With respect to the closure and post-closure liabilities, the Company recorded an estimate of closure and post closure liability for the entire site utilizing engineering studies and state requirements as compared to the percentage of airspace utilized at the date of the acquisition. The preliminary allocation of the purchase price is as follows:




               Property, equipment and landfill site        $ 35,042,197

               Current assets acquired                         2,303,218

               Other assets acquired                             390,467

               Excess cost over fair market value of net
               assets acquired                                13,497,009

               Other identifiable intangible assets               66,327

               Other liabilities                              (2,889,177)

               Landfill closure, post-closure, and other
                 environmental costs                          (2,315,000)

               Debt and capitalized lease obligations        (11,795,041)
                                                            ------------
                                                            $ 34,300,000
                                                            ============

(2) To record borrowings of $27 million under the Company's revolving credit facility and the utilization of $7,300,000 of working capital to effect the acquisition of Pine Grove, Inc.

                                 EXHIBIT INDEX

Exhibit
 No.      Description
----      -----------

23.1      Consent of Ernst & Young LLP